                                                                    Exhibit 24.1


                        INDEPENDENT AUDITOR'S CONSENT






      We consent to the incorporation by reference in Registration Statements No. 33-57078 and No. 333-3849 of On Assignment, Inc. and subsidiaries on Form S-8 of our report dated January 24, 2002 (March 27, 2002 as to Note 12), with respect to the consolidated financial statements and financial statement schedule of On Assignment, Inc. appearing in this Annual Report on Form 10-K of On Assignment, Inc. for the year ended December 31, 2001.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

March 29, 2002
Los Angeles, California